                                                                     EXHIBIT 2.1


                           STOCK  PURCHASE  AGREEMENT


                                    BETWEEN


                                ________________


                       WASTE  MANAGEMENT  HOLDINGS,  INC.


                                      AND


                         GUNDLE/SLT ENVIRONMENTAL, INC.


                               January 22, 2002

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1   Definitions ............................................................   1

2.  Purchase and Sale of the Company Stock .................................   6
    (a)   Basic Transaction .................................................  6
    (b)   Purchase Price ....................................................  6
    (c)   The Closing .......................................................  6
    (d)   Deliveries at the Closing .........................................  6
    (e)   Closing Date Adjusted Net Working Capital .........................  7
    (f)   Pre-Closing Transfers, Distributions and Sales ....................  8
    (g)   Certain Liabilities ...............................................  9

3.  Representations and Warranties Concerning the Transaction...............  10
    (a)   Representations and Warranties of the Seller .....................  10
    (b)   Representations and Warranties of the Purchaser ..................  11

4.  Representations and Warranties Concerning the Company, Its
    Subsidiaries and Investment Affiliates..................................  12
    (a)   Organization, Qualification, and Corporate Power..................  12
    (b)   Capitalization....................................................  12
    (c)   Noncontravention..................................................  12
    (d)   Brokers' Fees.....................................................  13
    (e)   Subsidiaries and Investment Affiliates............................  13
    (f)   Financial Statements..............................................  13
    (g)   Subsequent Events.................................................  13
    (h)   Undisclosed Liabilities...........................................  15
    (i)   Legal Compliance..................................................  16
    (j)   Tax Matters.......................................................  16
    (k)   Title to Properties...............................................  17
    (l)   Intellectual Property.............................................  17
    (m)   Contracts.........................................................  18
    (n)   Powers of Attorney................................................  19
    (o)   Insurance.........................................................  19
    (p)   Litigation........................................................  19
    (q)   Product Warranty..................................................  19
    (r)   Employees.........................................................  19
    (s)   Employee Benefits.................................................  20
    (t)   Compliance with Export Laws.......................................  22
    (u)   Environmental, Health, and Safety Matters.........................  22
    (v)   Additional Information............................................  23
    (w)   Disclosure........................................................  24

5.  Obligations Pending Closing.............................................  24
    (a)   Access and Investigation..........................................  24

                              Table Of Contents
                                 (continued)

                                                                            Page
    (b)   Operation of the Business of the Company and its Subsidiaries.....  24
    (c)   Negative Covenant.................................................  25
    (d)   Updates to Disclosure Schedules...................................  25

6.  Conditions to Obligation to Close.......................................  25
    (a)   Conditions to Obligation of the Purchaser.........................  25
    (b)   Conditions to Obligation of the Seller............................  27

7.  Termination.............................................................  28

8.  Post-Closing Covenants..................................................  28
    (a)   General...........................................................  28
    (b)   Removal of Identification.........................................  28
    (c)   Litigation Support................................................  28
    (d)   Contingencies.....................................................  29
    (e)   Delivery and Retention of Records.................................  31
    (f)   Transition........................................................  32
    (g)   Confidentiality...................................................  32
    (h)   Third-Party Payments..............................................  32
    (i)   Claim Indemnification and Insurance Coverage......................  33
    (j)   Galesburg, Illinois and Highway 290 Wellford, South Carolina
          Facilities........................................................  33
    (k)   German Letters of Credit..........................................  34
    (l)   Liability and Obligations of the Company and its Affiliates.......  34
    (m)   Audited Financial Statements......................................  34

9.  Remedies for Breaches of This Agreement.................................  35
    (a)   Survival of Representations and Warranties........................  35
    (b)   Indemnification Provisions for Benefit of the Purchaser...........  35
    (c)   Indemnification Provisions for Benefit of the Seller..............  36
    (d)   Matters Involving Third Parties...................................  36
    (e)   Determination of Adverse Consequences.............................  37

10. Tax Matters.............................................................  37
    (a)   Scope of Tax Indemnity Provisions and Relationship to (S) 9.......  37
    (b)   Allocation of Liability for Taxes.................................  38
    (c)   Proration of Taxes, U.S. Income Taxes and Foreign Income Taxes and
          Related Items.....................................................  38
    (d)   Preparation and Filing of Tax Returns.............................  39
    (e)   Refunds of Taxes; Amended Returns; Carryovers.....................  40
    (f)   Tax Controversies; Assistance and Cooperation.....................  42

11.  Seller's Waiver and Release............................................  44

12.  Miscellaneous..........................................................  44
     (a)  No Third-Party Beneficiaries......................................  44

                               Table of Contents
                                  (Continues)

                                                                            Page
       (b)  Entire Agreement.......................................................  44
       (c)  Succession and Assignment..............................................  45
       (d)  Counterparts...........................................................  45
       (e)  Headings...............................................................  45
       (f)  Notices................................................................  45
       (g)  Governing Law..........................................................  46
       (h)  Dispute Resolution.....................................................  46
       (i)  Amendments and Waivers.................................................  47
       (j)  Severability...........................................................  47
       (k)  Expenses...............................................................  47
       (l)  Construction...........................................................  47
       (m)  Incorporation of Exhibits, Annexes, and Schedules......................  47

Exhibit A              --  Financial Statements
Exhibit B-1            --  Form of Supply Commitment Agreement
Exhibit B-2            --  Form of Noncompetition Agreement
Exhibit B-3            --  Form of Henderson Occupancy Agreement
Exhibit B-4            --  Form of Wellford Exit Agreement
Exhibit B-5            --  Form of Purchaser's Release
Schedule 2(d)          --  Form of Preliminary Closing Date Adjusted Net
                           Working Capital
Schedule 2(e)          --  Adjusted Net Working Capital
Schedule 2(f)(ii)      --  Distributed Assets--Henderson, Nevada
Schedule 2(f)(iii)     --  Distributed Assets--Wellford, South Carolina
Schedule 3(a)          --  Exceptions to the Seller's Representations and
                           Warranties Concerning the Transaction
Schedule 3(b)          --  Exceptions to the Purchaser's Representations and
                           Warranties Concerning the Transaction
Disclosure Schedule    --  Exceptions to Representations and Warranties
                           Concerning the Company and Its Subsidiaries
Schedule 4(a)          --  Directors and Officers
Schedule 4(e)          --  Subsidiaries and Investment Affiliates
Schedule 4(j)          --  U.S. and Foreign Income Tax Returns Subject to Audit
Schedule 4(l)(ii)      --  Intellectual Property Owned
Schedule 4(l)(iii)     --  Intellectual Property Licensed
Schedule 4(m)(i)       --  Contracts
Schedule 4(m)(iii)     --  Loss Contracts
Schedule 4(o)          --  Insurance
Schedule 4(p)          --  Litigation
Schedule 4(q)          --  Standard Terms of Sale or Lease, Product Warranties
Schedule 4(s)          --  Employee Benefit Plans
Schedule 4(u)          --  Environmental and Safety Permits

                               Table of Contents
                                   (Continues)

                                                                            Page
Schedule 4(v)(i)       --  Bank Accounts
Schedule 4(v)(ii)      --  Debt and Capital Leases
Schedule 4(v)(iii)     --  Guaranties
Schedule 8(d)(v)       --  Naue Claim
Schedule 8(d)(vi)      --  Flynn Claim
Schedule 8(d)(viii)    --  Post Closing Roofing Operations Obligations of the
                           Company
Schedule 8(k)          --  Open Letters of Credit

                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into on January
                                          ---------
22, 2002, by and between Gundle/SLT Environmental, Inc., a Delaware corporation (the "Purchaser"), and Waste Management Holdings, Inc., a Delaware corporation
      ---------
(the "Seller").  The Purchaser and the Seller are referred to as a "Party" and,
      ------                                                        -----
collectively, they are referred to as the "Parties".
                                           -------

                                    RECITALS

     WHEREAS, the Seller owns 6,411,707 shares of the issued and outstanding shares of common stock, no par value ("Company Common Stock"), and 747,361
                                       --------------------
shares of the issued and outstanding shares of preferred stock, no par value

("Company Preferred Stock"), of Serrot International, Inc., an Illinois
-------------------------
corporation (the "Company"), all of which shares constitute all of the issued
                  -------
and outstanding capital stock of the Company ("Company Stock"); and
                                               -------------

     WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller, the Company Stock on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   Definitions.
          -----------

     "Adjusted Net Working Capital" has the meaning set forth in (S) 2(e) below.
      ----------------------------

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, whether or not involving a Third-Party Claim.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act. Notwithstanding any other provisions set forth in this Agreement, (a) the Company and its Affiliates shall not be deemed to be Affiliates of the Seller and its Affiliates and (b) the Seller and its Affiliates shall not be deemed to be Affiliates of the Company and its Affiliates.

     "Affiliated Group" means any affiliated group within the meaning of Code
      ----------------
(S) 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Closing" has the meaning set forth in (S) 2(c) below.
      -------

     "Closing Date" has the meaning set forth in (S) 2(c) below.
      ------------

     "Closing Date Adjusted Net Working Capital" means the Adjusted Net Working
      -----------------------------------------
Capital as of the Closing Date.

     "Closing Purchase Price" has the meaning set forth in (S) 2(e)(i) below.
      ----------------------

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA
      -----
and Code (S) 4980B and of any similar state law.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company" has the meaning set forth in the recitals above.
      -------

     "Company Common Stock" means the Company's common stock, no par value.
      --------------------

     "Company Preferred Stock" means the Company's preferred stock, no par
      -----------------------
value.

     "Company Stock" means, collectively, the Company Common Stock and the
      -------------
Company Preferred Stock.

     "Confidential Information" means any information concerning the businesses
      ------------------------
and affairs of the Company and its Consolidated Affiliates (other than information concerning the Retained Assets) that is not already generally available to the public.

     "Consolidated Affiliate" means any Subsidiary of the Company, and any other
      ----------------------
Entity (a) organized under the laws of a Governmental Authority other than the United States or any state or other political subdivision thereof, and (b) with respect to which the Company either directly or indirectly owns greater than 50% of the outstanding equity securities of the Entity.

     "Disclosure Schedule" has the meaning set forth in (S) 4 below.
      -------------------

     "Employee Benefit Plan" means any "employee benefit plan" (as such term is
      ---------------------
defined in ERISA (S) 3(3)) and any other employee benefit plan, program or arrangement of any kind including, without limitation, any change in control, stock purchase, stock option, bonus, incentive, severance, deferred compensation, or fringe benefit plan, program or arrangement.

     "Employee Contingent Liabilities" has the meaning set forth in (S) 8(d)
      -------------------------------
(iv) below.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)
      -----------------------------
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)
      -----------------------------
3(1).

     "Environmental Contingencies" has the meaning set forth in (S) 8(d)(vii).
      ---------------------------

     "Environmental, Health and Safety Requirements" shall mean all federal,
      ---------------------------------------------
state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

     "Entity" means any corporation (including any non-profit corporation),
      ------
general partnership, limited partnership, joint venture, joint stock association, estate, trust, cooperative foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or entity of any nature, whether organized in the United States or a foreign country, other than a Governmental Authority.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means each Consolidated Affiliate which is treated as a
      ---------------
single employer with the Company for purposes of Code (S) 414.

     "Excess Deferred Taxes" has the meaning set forth in (S) 2(e)(i) below.
      ---------------------

     "Fiduciary" has the meaning set forth in ERISA (S) 3(21).
      ---------

     "Final Closing Date Balance Sheet" has the meaning set forth in (S)
      --------------------------------
2(e)(iv) below.

     "Financial Statements" has the meaning set forth in (S) 4(f) below.
      --------------------

     "Foreign Income Taxes" shall mean Taxes in the nature of income or
      --------------------
franchise Taxes measured by net income, gross receipts or taxable capital which are imposed by any Governmental Authority other than the United States or any state or other political subdivision thereof.

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time, consistently applied.

     "Governmental Authority" means any foreign governmental authority, the
      ----------------------
United States of America, any State of the United States, any administrative agency, any provincial or local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority of any of the foregoing, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

     "Indemnified Items" has the meaning set forth in (S) 9(b) below.
      -----------------

     "Indemnified Party" has the meaning set forth in (S) 9(d) below.
      -----------------

     "Indemnifying Party" has the meaning set forth in (S) 9(d) below.
      ------------------

     "Intellectual Property" means (a) all inventions (whether patentable or
      ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and Confidential Information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Investment Affiliate" means an Entity with respect to which a specified
      --------------------
Person (or a Subsidiary thereof) owns at least 10 percent but less than a majority of the outstanding equity securities.

     "Knowledge" means actual knowledge without independent investigation, and
      ---------
in the context of the Seller's Knowledge, Knowledge of Mike Lang, Chris Coley, Melody Sullivan and Tom McCollough.

     "Monetary Equivalent" means the amount indicated in United States dollars,
      -------------------
or with reference to a currency other than the United States dollar, the equivalent United States dollar amount based upon the rate at which United States dollars may be purchased using such other currency, as reported in The
                                                                          ---
Wall Street Journal on the date of execution of this Agreement.
-------------------

     "Multiemployer Plan" has the meaning set forth in ERISA (S) 3(37).
      ------------------

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" and "Parties" have the meanings set forth in the preface above.
      -----       -------

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Person" means an individual, an Entity or a Governmental Authority.
      ------

     "Poly-America Patent Litigation" has the meaning set forth in (S) 8(d)(iii)
      ------------------------------
below.

     "Post-Closing Period" means any Tax Period of the Company and its
      -------------------
Subsidiaries commencing after the Closing Date and the portion of any Straddle Period commencing after the Closing Date.

     "Pre-Closing Period" means any Tax Period of the Company and its
      ------------------
Subsidiaries ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

     "Preliminary Closing Date Adjusted Net Working Capital" means the Seller's
      -----------------------------------------------------
estimate of the Closing Date Adjusted Net Working Capital as delivered at Closing, which estimate shall include at least U.S. $2,000,000 in cash and cash equivalents.

     "Prohibited Transaction" has the meaning set forth in ERISA (S) 406 and
      ----------------------
Code (S) 4975.

     "Purchase Price" has the meaning set forth in (S) 2(b) below.
      --------------

     "Purchaser" has the meaning set forth in the preface above.
      ---------

     "Reportable Event" has the meaning set forth in ERISA (S) 4043.
      ----------------

     "Retained Assets" has the meaning set forth in (S) 2(f) below.
      ---------------

     "Retained Litigation" has the meaning set forth in (S) 8(d)(i) below.
      -------------------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
      -----------------
or other security interest, other than (a) mechanic's, materialmen's, and
                            ----------
similar liens, (b) liens for taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.
      ------

     "Seller's Continuing Claim Obligation" and "Seller's Continuing Workers'
      ------------------------------------       ----------------------------
Compensation Obligation" have the meanings set forth in (S) 8(i) below.
-----------------------

     "Straddle Period" means any Tax Period of the Company or its Subsidiaries
      ---------------
that begins before and ends after the Closing Date.

     "Subsidiary" means any Entity with respect to which a specified Person (or
      ----------
a Subsidiary thereof) owns, of record or beneficially, all of the outstanding equity securities, except that with respect to the Company, Bentofix Technologies, Inc. and Bentofix Technologies (USA), Inc. shall be included in this definition of Subsidiary.

     "Tax" or "Taxes" means any income, corporation, gross receipts, profits,
      ---      -----
gains, capital stock, capital duty, franchise, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, excise, occupation, sales, use, transfer, value added, estimated or other similar tax or charge in the nature of a tax imposed by any governmental entity (whether national, state, local or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing, and including any liability and other damages arising out of, relating to, in the nature of, or caused by taxes of any Person other than any of the Company and its Consolidated Affiliates (a) under Treas. Reg. (S) 1.1502-6 (or any similar provision of foreign, state or local law) as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, (b) as a transferee or successor, (c) by contract, or (d) otherwise.

     "Tax Authority" shall mean, with respect to any Tax, the Governmental
      -------------
Authority that imposes such Tax, and the agency, if any, charged with the collection of such Tax for such Governmental Authority.

     "Tax Period" shall mean, with respect to any Tax, the period for which the
      ----------
Tax is reported as provided under applicable tax law.

     "Tax Return" shall mean, with respect to any Tax, any information return,
      ----------
report, statement, declaration or document required to be filed under the applicable tax law in respect of such tax, any claim for refund of Taxes paid and any amendment or supplements to any of the foregoing.

     "Third Party Claim" has the meaning set forth in (S) 9(d) below.
      -----------------

     "U.S. Income Taxes" shall mean Taxes in the nature of income or franchise
      -----------------
Taxes measured by net income, gross receipts or taxable capital which are imposed by the United States or any state or other political subdivision thereof.

     "Wellford Severance Costs" has the meaning set forth in (S) 8(d)(iv) below.
      ------------------------

     2.   Purchase and Sale of the Company Stock.
          --------------------------------------

     (a)  Basic Transaction. On and subject to the terms and conditions of this
          -----------------
Agreement, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser, all of its Company Stock for the consideration specified below in this (S) 2. The amount of the Purchase Price apportioned to the Company Preferred Stock shall be its value in U.S. dollars as stated in the Company's December 31, 2000 audited consolidated balance sheet.

     (b)  Purchase Price. The Purchaser agrees to pay to the Seller at the
          --------------
Closing U.S. $30,000,000 (the "Purchase Price"), net of any adjustment at
                               --------------
Closing as described in (S) 2(e)(i) below, by delivery of cash payable by wire transfer or delivery of immediately available funds. The Closing Purchase Price shall be subject to a post Closing adjustment as described in (S) 2(e)(i) below, if any.

     (c)  The Closing. Subject to (S)(S)6 and 7 below, the closing of the
          -----------
transactions contemplated by this Agreement (the "Closing") shall take place at
                                                  -------
the offices of Purchaser's counsel in Houston, Texas, commencing at 10:00 a.m. local time on or before the date three business days following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Purchaser and the Seller may mutually determine (the "Closing Date").
                                                          ------------

     (d)  Deliveries at the Closing. At the Closing, (i) the Seller shall
          --------------------------
deliver to the Purchaser the various certificates, instruments, and documents referred to in (S) 6(a) below, (ii) the Purchaser shall deliver to the Seller the various certificates, instruments, and documents referred to in (S) 6(b) below, (iii) the Seller shall deliver a good standing certificate or an opinion of counsel regarding good standing for each of the Seller, the Company, the Company's U.S. Subsidiaries, Columbia Geosystems Ltd., Bentofix Technologies, Inc., Ground, Sea, Air International Forwarders, Inc.,

(iv) the Purchaser shall deliver a good standing certificate or an opinion of counsel regarding good standing for the Purchaser, (v) the Seller shall deliver to the Purchaser stock certificates representing all of its Company Stock, endorsed in blank or accompanied by duly executed assignment documents, (vi) the Seller shall deliver the calculation of the Company's Preliminary Closing Date Adjusted Net Working Capital in the form as set forth in Schedule 2(d), (vii)
                                                         -------------
the Seller shall deliver written evidence reasonably satisfactory to Purchaser that all notes and accounts payable (including any intercompany notes, loans or advances) and other accrued obligations of the Company and its Consolidated Affiliates to Seller and its Affiliates have been redeemed, extinguished, satisfied, discharged or paid in full, and (viii) the Purchaser will deliver to the Seller the consideration specified in (S) 2(b) above.

     (e)  Closing Date Adjusted Net Working Capital.
          -----------------------------------------

          (i) Seller and Purchaser agree that the Company's Closing Date Adjusted Net Working Capital will equal U.S. $47,146,000 and will include an accrued liability of U.S. $750,000 for the Poly-America Patent Litigation. To the extent the Preliminary Closing Date Adjusted Net Working Capital (attached hereto as Schedule 2(d) at Closing) is less than
                                         -------------
     U.S. $47,146,000, the Purchase Price shall be reduced at Closing by such shortage ("Closing Purchase Price"). To the extent that the Closing Date
                ----------------------
     Adjusted Net Working Capital on the Final Closing Date Balance Sheet (A) is greater than the Preliminary Closing Date Adjusted Net Working Capital, the Closing Purchase Price shall be increased by such excess, or (B) is less than the Preliminary Closing Date Adjusted Net Working Capital, the Closing Purchase Price shall be reduced by the amount of such shortage. An increase or reduction in the Closing Purchase Price shall be paid by Purchaser or Seller, respectively, within seven (7) days of completion of the Final Closing Date Balance Sheet by wire transfer or delivery of immediately available funds to the other Party. As used herein, the term "Adjusted Net Working Capital" means: the Company's consolidated current
     -----------------------------
     assets consisting of cash and cash equivalents, accounts receivable, cost and earnings in excess of billings, inventories, and prepaid expenses; less
                                                                            ----
     accounts payable, billing in excess of cost and earnings, other accrued expenses, the current portion of long-term debt, and the amount by which deferred tax liabilities exceed by more than U.S.$300,000 deferred tax assets ("Excess Deferred Taxes"), each as determined in accordance with
              ---------------------
     GAAP; and excluding all working capital items to be transferred, distributed, assigned, assumed or sold as set forth in (S) 2(g) and (S) 2(h). The Adjusted Net Working Capital as of December 31, 2000 is attached hereto as Schedule 2(e).
               -------------

          (ii) Promptly after Closing, and in any event not later than 45 days after the Closing Date, Purchaser shall deliver to Seller the Purchaser's calculation of the Company's consolidated balance sheet as of the Closing Date (the "Proposed Closing Date Balance Sheet"), which shall set forth
                -----------------------------------
     Purchaser's calculation of the Closing Date Adjusted Net Working Capital (the "Proposed Closing Date Adjusted Net Working Capital Calculation"). If
           --------------------------------------------------------------
     the Seller does not object in writing to the Proposed Closing Date Adjusted Net Working Capital Calculation within 45 days after receipt, such Proposed Closing Date Adjusted Net Working Capital Calculation and the Proposed Closing Date Balance Sheet shall automatically become final and conclusive. Any written objection (the "Objection Notice")
                                 ----------------
     to the Proposed Closing Date Adjusted Net Working Capital Calculation shall set out the reasons for the objection, the amount in dispute (if determinable) and the basis for the calculation of such amount (if determinable). In the event that Seller objects in writing to the Proposed Closing Date Adjusted Net Working Capital Calculation within said 45-day review period, the Seller and the Purchaser shall promptly meet and endeavor to reach agreement as to the content of the Proposed Closing Date Adjusted Net Working Capital Calculation. If the Seller and the Purchaser agree in writing on the content of the Proposed Closing Date Adjusted Net Working Capital Calculation, such Proposed Closing Date Adjusted Net Working Capital Calculation shall become final and conclusive. The 45-day review period set forth herein is subject to the assumption that Purchaser provides access to Seller and its representatives to all of the books, records, workpapers, management letters, engagement letters, personnel, accountants, professionals, outside consultants and other agents of the Company and its Affiliates as set forth in (S) 8(e) below. To the extent such access is delayed or limited, the 45-day review period shall be extended to allow Seller and its representatives such access for the full 45 days.

          (iii) If the Purchaser and the Seller are unable to settle any dispute with respect to the Proposed Closing Date Adjusted Net Working Capital Calculation within 15 days after the delivery by the Seller to the Purchaser of the Objection Notice, the dispute shall be submitted to KPMG LLP, certified public accountants, or if such firm declines the engagement, then to such other mutually agreed certified public accounting firm of recognized international standing as is jointly selected by the Purchaser and the Seller (the firm accepting the engagement being referred to as the "Accounting Arbiter"), whose decision with respect thereto shall be final
      ------------------
     and binding on the Parties in all respects. The Purchaser and the Seller shall cooperate in completing any dispute resolution as expeditiously as possible and the Accounting Arbiter may hire such experts as may appear to be appropriate. All of the costs and expenses of the dispute resolution shall be borne equally by the Purchaser and the Seller. Dispute resolution under this (S) 2(e) shall be in substitution for and precludes the bringing of any other proceeding in connection with any objection made by the Purchaser or the Seller pursuant to this (S) 2(e).

          (iv) The determination of the Accounting Arbiter shall be made within 30 days after the date on which the dispute was referred to dispute resolution and the determination of the Accounting Arbiter shall be final and binding on all Parties. The Company's consolidated balance sheet as of the Closing Date, with the Closing Date Adjusted Net Working Capital set forth thereon, as definitively determined pursuant to Sections (S) 2(e)(ii), (iii) or (iv) shall be referred to as the "Final Closing Date
                                                          ------------------
     Balance Sheet."
     -------------

     (f)  Pre-Closing Transfers, Distributions and Sales. The Parties
          ----------------------------------------------
acknowledge and agree that prior to the Closing Date, the Company and its Consolidated Affiliates shall distribute (or otherwise transfer or assign as contemplated by (S) 6(b)(ix) below) the following assets to the Seller or its Affiliates, or to a designee of the Seller, or sell such assets to a third party:

          (i) All of the Company's real property located in Galesburg, Illinois, any related furniture, fixtures and non-manufacturing equipment.

          (ii) The Company's real property and roofing assets, including roofing inventory, located in Henderson, Nevada as listed in
     Schedule 2(f)(ii).
     -----------------

          (iii) The Company's real property and roofing assets, including roofing inventory, located in Wellford, South Carolina as listed in
     Schedule 2(f)(iii).
     ------------------

          (iv) All of the Company's accounts receivable related to its roofing materials line of business.

          (v) Cash and cash equivalents of the Company's and its Consolidated Affiliates, provided that the Company and its Consolidated Affiliates, shall retain, in the aggregate, at least U.S. $2,000,000 in cash and cash equivalents at Closing.

Collectively, the items set forth in this (S) 2(f) shall be referred to as the "Retained Assets". Notwithstanding any other provision set forth herein,
 ---------------
nothing in this Agreement shall be deemed to require the Company or the Seller to complete the transactions contemplated by that certain Roofing Sale Agreement referenced in Section 6(b)(ix) below.

     (g)  Certain Liabilities. The Parties acknowledge and agree that prior to
          -------------------
or in connection with the Closing, notwithstanding anything to the contrary herein:

          (i) The Seller shall cause all of the Company's and its Consolidated Affiliates' notes and accounts payable (including any intercompany notes, loans or advances) and other accrued obligations of the Company and its Consolidated Affiliates to the Seller and its Affiliates to be redeemed, extinguished, satisfied discharged or paid in full.

          (ii) The Seller shall cause the Company's warehouse lease for property located at Highway 290, Wellford, South Carolina, to be transferred or assigned to the Seller or one of its Affiliates, or to a designee of the Seller. Seller shall use commercially reasonable efforts to obtain (without any out of pocket expenditures) a landlord release under such lease in Wellford, South Carolina, which shall fully release and discharge the Company of any post-Closing obligation.

          (iii) The Seller agrees to be liable for and indemnify the Purchaser with respect to the Retained Litigation, the Seller's Continuing Claim Obligation and the Seller's Continuing Workers' Compensation Obligation as set forth in (S)(S) 8 and 9 below. Adjusted Net Working Capital and the Final Closing Date Balance Sheet shall not include any accrued liabilities for such retained and continuing obligations.

          (iv) The Final Closing Date Balance Sheet shall not include any accrued liabilities related to the lawsuit entitled GSE Lining Technology, Inc. v. Serrot International, Inc., Civil Action No. H-00-2445 in the United States Court for the Southern District of Texas.

     3.   Representations and Warranties Concerning the Transaction.
          ----------------------------------------------------------

     (a)  Representations and Warranties of the Seller. The Seller represents
          --------------------------------------------
and warrants to the Purchaser that the statements contained in this (S) 3(a) are correct and complete as of the date of this Agreement, except as may be set forth in Schedule 3(a) attached hereto.

          (i)   Organization of Seller.  The Seller is duly organized, validly
                ----------------------
     existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii)  Authorization of Transaction.  The Seller has full corporate
                ----------------------------
     power and authority to execute and deliver this Agreement and to perform its obligations hereunder. To the extent required under applicable law, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Seller's board of directors and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.
     This Agreement has been duly and validly executed and delivered by the Seller, and this Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention.  Neither the execution and the delivery of
                ----------------
     this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any provision of its charter or bylaws, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

          (iv)  Brokers' Fees.  The Seller has no liability or obligation to pay
                 -------------
     any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated, other than UBS Warburg LLC who has been or will be paid by Seller.

          (v)   Company Stock.  The Seller holds of record and owns beneficially
                -------------
     all the issued and outstanding Company Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any Company Stock (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Company Stock.

     (b)  Representations and Warranties of the Purchaser. The Purchaser
          -----------------------------------------------
represents and warrants to the Seller that the statements contained in this (S) 3(b) are correct and complete as of the date of this Agreement, except as may be set forth in Schedule 3(b) attached hereto.
             -------------

          (i)   Organization of the Purchaser.  The Purchaser is a corporation
                -----------------------------
     duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii)  Authorization of Transaction.  The Purchaser has full corporate
                ----------------------------
     power and authority to execute and deliver this Agreement and to perform its obligations hereunder. To the extent required under applicable law, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Purchaser's board of directors and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.
     This Agreement has been duly and validly executed and delivered by the Purchaser, and this Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention.  Neither the execution and the delivery of
                ----------------
     this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any provision of its charter or bylaws, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets is subject.

          (iv)  Brokers' Fees.  The Purchaser has no liability or obligation to
                -------------
     pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

          (v)   Investment.  The Purchaser is not acquiring the Company Stock
                ----------
     with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     4.   Representations and Warranties Concerning the Company, Its
          ----------------------------------------------------------
Subsidiaries and Investment Affiliates. The Seller represents and warrants to
---------------------------------------
the Purchaser that the statements contained in this (S) 4 are correct and complete as of the date of this Agreement, except as may be set forth in the disclosure schedule delivered by the Seller to the Purchaser on the date hereof and initialed by the Parties (the "Disclosure Schedule") and to the extent such
                                   -------------------
representations and warranties relate to the Retained Assets (excluding liabilities, potential liabilities and obligations of the Company and its Subsidiaries related to the operation of the Retained Assets by the Company prior to Closing) or the Retained Litigation. The Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S) 4.

     (a)  Organization, Qualification, and Corporate Power. Each of the Company
          ------------------------------------------------
and its Subsidiaries is an Entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, organization or formation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Company and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Schedule 4(a)
                                                                -------------
lists the directors and officers of each of the Company and its Subsidiaries.

     (b)  Capitalization. The entire authorized capital stock of the Company
          --------------
consists of the Company Stock. All of the issued and outstanding shares of the Company Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Company Stock. There are no dividends in arrears on the Company Stock.

     (c)  Noncontravention. Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Company and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of the Company and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d)  Brokers' Fees. None of the Company and its Subsidiaries has any
          -------------
liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e)  Subsidiaries and Investment Affiliates. Schedule 4(e) sets forth for
          --------------------------------------  -------------
each Consolidated Affiliate and Investment Affiliate of the Company (i) its name and jurisdiction of incorporation or formation, (ii) the number of shares of authorized capital stock of each class of its capital stock or other equity interests, (iii) the number of issued and outstanding shares of each class of its capital stock or other equity interests, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. Each of the Company and its Subsidiaries holds of record and owns beneficially the number of shares as set forth in Schedule 4(e) of each Subsidiary of the
                                 -------------
Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. Other than as set forth on Schedule 4(e), the Company has no other Consolidated Affiliates or
         -------------
Investment Affiliates.

     (f)  Financial Statements. Attached hereto as Exhibit A are the following
          --------------------                     ----------
unaudited financial statements for the Company and its Consolidated Affiliates (collectively the "Financial Statements"): consolidated balance sheets and
                   --------------------
statements of income, changes in stockholder's equity, and cash flow as of and for the fiscal years ended December 31, 2000, 1999, and 1998. The Financial Statements (including the notes thereto) present fairly, in all material respects, the financial position of the Company and its Consolidated Affiliates as of such dates and their results of operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with GAAP.

     (g)  Subsequent Events. Since December 31, 2000, there has not been any
          -----------------
adverse change in the business, financial condition, operations or results of operations of the Company and its Subsidiaries taken as a whole, and the Company and its Subsidiaries have operated in the Ordinary Course of Business. Without limiting the generality of the foregoing, since that date:

          (i) none of the Company and its Subsidiaries has sold, leased, transferred, or assigned any assets, tangible or intangible, outside the Ordinary Course of Business or with an aggregate book value exceeding the Monetary Equivalent of U.S. $200,000 individually or the Monetary Equivalent of U.S. $500,000 in the aggregate, except in connection with the pre-Closing transfers, distributions and sales contemplated by this Agreement, and the sale of the Company's interest in Serrot International Chile S.A.;

          (ii) none of the Company and its Subsidiaries has entered into any agreement, contract, lease, or license outside the Ordinary Course of Business or aggregating in excess of the Monetary Equivalent of U.S. $200,000 individually or the Monetary Equivalent of U.S. $500,000 in the aggregate;

          (iii) no party (including any of the Company and its Subsidiaries) has accelerated, terminated, made modifications to, waived any right under or canceled any material agreement, contract, lease, or license to which any of the Company and its Subsidiaries is a party or by which any of them is bound, except as contemplated by this Agreement;

          (iv) none of the Company and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) none of the Company and its Subsidiaries has made any capital expenditures or commitment for capital expenditures outside the Ordinary Course of Business or aggregating in excess of the Monetary Equivalent of U.S. $200,000 individually or the Monetary Equivalent of U.S. $500,000 in the aggregate;

          (vi) none of the Company and its Subsidiaries has made any investments in, or any loans to other Persons outside the Ordinary Course of Business;

          (vii) the Company and its Subsidiaries have not created, incurred, assumed, or guaranteed any indebtedness for capital lease obligations or borrowed money, except for short-term borrowings reflected in the Final Closing Date Balance Sheet;

          (viii) none of the Company and its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

          (ix) there has been no change made or authorized in the charter or bylaws of any of the Company and its Subsidiaries;

          (x) none of the Company or its Subsidiaries has made or permitted any material change in their accounting methods or practices;

          (xi) none of the Company and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, except in connection with the sale of the Company's interest in Serrot International Chile S.A.;

          (xii) none of the Company and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock, except in connection with the pre-Closing transfers and distributions contemplated by this Agreement;

          (xiii) none of the Company and its Subsidiaries has experienced any change, event, circumstance or condition which would reasonably be expected to adversely affect the collectibility of accounts receivable and the usability and saleability of inventory to the extent included within the Closing Date Adjusted Net Working Capital;

          (xiv) none of the Company and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of the Monetary Equivalent of U.S. $100,000 in the aggregate;

          (xv) none of the Company and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

          (xvi) none of the Company and its Subsidiaries has entered into any employment contract, consulting arrangement or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii) none of the Company and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii) none of the Company and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xix) none of the Company and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees; and

          (xx) none of the Company and its Subsidiaries has entered into any binding commitments related to any of the foregoing.

     (h)  Undisclosed Liabilities.  Other than Taxes  (which are described
          -----------------------
in(S)(S) 4(j) and 10), none of the Company and its Subsidiaries has any liability or, to the Seller's Knowledge, any potential liabilities (other than the Retained Litigation), except for (i) liabilities accrued on the Company's December 31, 2000 consolidated balance sheet and (ii) liabilities which have arisen after December 31, 2000 in the Ordinary Course of Business.

     (i)  Legal Compliance.
          ----------------

          (i) Other than Environmental, Health, and Safety Requirements, (which are addressed in (S) 4(u)), and Taxes (which are addressed in (S)(S) 4(j) and 10), each of the Company and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

          (ii) Other than environmental permits (which are addressed in (S) 4(u)), the Company and each of its Subsidiaries has all governmental authorizations necessary to permit each of them to own, operate, use and maintain their respective assets in the manner in which they are now operated and maintained and to conduct their respective businesses as now being conducted (collectively, the "Permits"). All of the Permits are in
                                         -------
     full force and effect, and there are no Proceedings pending or, to the Seller's Knowledge, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

     (j)  Tax Matters.
          -----------

          (i) The Company and its Consolidated Affiliates, either separately or as members of an Affiliated Group, have duly and timely filed each Tax Return in respect of U.S. Income Taxes and Foreign Income Taxes required to be filed with any Tax Authority (or have timely and properly filed valid extensions of time with respect to the filing thereof) on or prior to the date hereof, and have paid (or have had paid on their behalf by the Seller or its Affiliates) all Taxes shown as due and payable thereon.

          (ii) The Company and its Consolidated Affiliates are not a party to Company or bound by any Tax sharing agreement and, except for liability of the and its Consolidated Affiliates for Taxes of the Seller and any of its past or present Affiliates arising as a result of being a member of an Affiliated Group with any of Seller and such Affiliates, none of the Company and its Consolidated Affiliates has any liability for U.S. Income Taxes or Foreign Income Taxes of any Person other than the Company and its Consolidated Affiliates (i) under Treas. Reg. (S) 1.1502-6 (or any similar provision of foreign, state or local law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

          (iii) Neither the Company nor any of its Consolidated Affiliates is currently the beneficiary of any extension of time within which to file any Tax Return in respect of U.S. Income Taxes or Foreign Income Taxes.

          (iv) There is no dispute or claim concerning any liability for U.S. Income Taxes or Foreign Income Taxes of any of the Company or its Consolidated Affiliates either (i) claimed or raised by any Tax Authority in writing, or (ii) to the Seller's Knowledge based upon personal contact with any agent of such Tax Authority.

          (v)    Schedule 4(j) lists all U.S. Income Tax Returns and Foreign
                 -------------
     Income Tax Returns of the Company and its Consolidated Affiliates that are currently subject to audit. None of the Company and its Consolidated Affiliates is currently bound by (i) any waiver of any statute of limitations in respect of U.S. Income Taxes or Foreign Income Taxes, or
     (ii) any agreement to any extension of time with respect to an assessment or deficiency of U.S. Income Taxes or Foreign Income Taxes.

          (vi) None of the Company and its Consolidated Affiliates (i) has filed a consent under Code Section 341(f) concerning collapsible corporations, (ii) is obligated to make any payments or is a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 280G, or (iii) has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the period specified in Code Section 897(c)(1)(A)(ii).

     (k)  Title to Properties. The Company and each of its Subsidiaries has good
          -------------------
legal title, free and clear of all Security Interests, to all of the assets, real and personal, tangible and intangible, reflected as owned by them in the Company's December 31, 2000 audited consolidated balance sheet and the fixed asset records (real property, plant and equipment) supporting such balance sheet, or acquired after the date thereof, except for assets transferred or distributed pursuant to (S) 2(g) or inventory and other assets sold for fair market value in the Ordinary Course of Business since December 31, 2000. The Company's buildings, premises, fixtures, vehicles, and material equipment and machinery are in good operating condition, normal wear and tear excepted. There is no change in the zoning or building ordinances affecting the real property or leasehold interests of the Company and its Subsidiaries pending, or to the Seller's Knowledge, threatened.

     (1)  Intellectual Property.
          ---------------------

          (i) None of the Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties, and, to the knowledge of Seller, none of the Seller and the directors and officers of the Company and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of any of the Company and its Subsidiaries in any respect.

          (ii)   Schedule 4(l)(ii) identifies each patent or registration which
                 -----------------
     has been issued to any of the Company and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Company and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which any of the Company and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions).
     Schedule 4(l)(ii) also identifies each trade name, trademark, service mark,
     -----------------
     logo, and copyright used by any of the Company and its Subsidiaries in connection with any of its businesses, except for those owned by the Seller or its Affiliates. With respect to each item of Intellectual Property required to be identified in Schedule 4(l)(ii): (A) the Company and its
                                  -----------------
     Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction; (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

          (iii)  Schedule 4(l)(iii) identifies each material item of
                 -----------------
          Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission, except for any trade name, trademark, service mark, logo or copyright of the Seller or its Affiliates, all of which are in full force and effect. None of the Company and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     (m)  Contracts.
          ---------

          (i) The Seller has delivered to the Purchaser a true and complete copy of each written lease, sublease, license, bid, commitment, guarantee, contract, purchase order and agreement, and a written summary setting forth the material terms and conditions of each oral lease, sublease, license, commitment, contract and agreement to which the Company or any Subsidiary is a party and which are executory and provide for payments to or by the Company or any Subsidiary,
     (A) in the case of each lease and sublease, aggregating more than the Monetary Equivalent of U.S. $25,000 in any calendar year or more than the Monetary Equivalent of U.S. $50,000 over the remaining term of such lease or sublease, and (B) in the case of each license, bid, commitment, guarantee, contract, purchase order and agreement, aggregating more than the Monetary Equivalent of U.S. $500,000 over the remaining term of such license, bid, commitment, contract, purchase order or agreement (collectively, the "Contracts"). All of the Contracts are listed
                         ---------
     at Schedule 4(m)(i).
        ----------------

          (ii) To Seller's Knowledge, each Contract (A) is legal, valid, binding, enforceable, and in full force and effect, (B) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract, and (C) no party has repudiated any provision of the Contract.

          (iii) Schedule 4(m)(iii) sets forth a true and complete list of all contracts included in the Company's and its Subsidiaries' work-in-progress or backlog, as of the latest practicable date, to which the Company or any of its Subsidiaries is committed to or has bid to deliver product or services and which it is required or has recorded a loss in accordance with GAAP (the "Loss Contracts"). Such list sets forth the customer name, gross contract amount, and the estimated loss and percentage of completion for each Loss Contract as of the date thereof; provided, however, that the estimated loss represents the best judgement of the Company's officers as of the Closing Date and is not a warranty that any loss under such contracts will not exceed the estimated loss.

     (n)  Powers of Attorney. To the Knowledge of the Seller, there are no
          ------------------
outstanding powers of attorney executed on behalf of any of the Company and its Subsidiaries.

     (o)  Insurance. The properties and operations of the Company and its
          ---------
Subsidiaries are insured in amounts, against risks and by insurers deemed adequate by their respective Boards of Directors or managements. Schedule 4(o)
                                                                 -------------
lists all such policies. Seller has delivered (or will deliver on or before 9:00 a.m. (Houston, Texas time) of the third business day before the Closing Date) to Purchaser true and complete copies of all such policies and binders as in effect on the date hereof. With respect to each such insurance policy: (A) neither of the Company and its Subsidiaries nor, to Seller's Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (B) no party to the policy has repudiated any provision thereof; and (C) neither any of the Company or its Subsidiaries has received notice of cancellations or refusal of coverage thereunder. Schedule 4(o) describes any self-insurance arrangements and
                     -------------
amounts affecting any of the Company and its Subsidiaries.

     (p)  Litigation. Schedule 4(p) sets forth each instance in which any of the
          ----------  -------------
Company and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     (q)  Product Warranty. To Seller's Knowledge, substantially all of the
          ----------------
products manufactured, sold, leased, and delivered by the Company and its Subsidiaries have conformed with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any liabilities or any potential liabilities for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Final Closing Date Balance Sheet. Substantially all of the products manufactured, sold, leased, and delivered by the Company and its Subsidiaries are subject to standard terms and conditions of sale or lease, and material warranties. Schedule 4(q) includes copies of the
                                        -------------
standard terms and conditions of sale or lease, and written limited warranties for each of the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

     (r)  Employees. None of the Company and its Subsidiaries is a party to or
          ---------
bound by any collective bargaining agreement, nor has any of them experienced any strike or grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years and there are no unfair labor practice complaints pending against the Company and its Subsidiaries. The Seller does not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its Subsidiaries.

     (s)  Employee Benefits.
          -----------------

          (i)  Schedule 4(s) lists each Employee Benefit Plan that any of the
               -------------
     Company, its Subsidiaries and ERISA Affiliates maintains or to which any of the Company, its Subsidiaries and ERISA Affiliates contributes or has any obligation to contribute.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws including, without limitation, COBRA and the Health Insurance Portability and Accountability Act ("HIPPA"). None of the
                                                         -----
          assets of any Employee Benefit Plan are invested in employer securities or employer real property.

               (B) All required reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

               (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or are fully accrued on the Financial Statements. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (D) Each such Employee Benefit Plan intended to meet the requirements of a "qualified plan" under Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and none of the Seller or any of the Company's officers is aware of any facts, circumstances or amendments that could adversely affect the qualified status of any such Employee Benefit Plan.

               (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder (determined in accordance with then current funding assumptions).

               (F) The Seller has made available to the Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan, and all correspondence received from or sent to the IRS or Department of Labor within the past two years concerning any Employee Benefit Plan.

               (G) Benefits under any Employee Benefit Plan are as represented in the applicable plan documents and have not been increased or modified (whether written or unwritten) subsequent to the dates of such documents. Seller or Company has not communicated to any employee or former employee any intention or commitment to modify any Employee Benefit Plan or to establish or implement any such plan.

               (H) In connection with the consummation of the transactions contemplated in this Agreement, no current or former employee or director of the Company or its Subsidiaries will become entitled to any bonus, retirement, severance, job security, change in control or similar benefit or enhanced benefit (including acceleration of an award, vesting or exercise of an incentive award) or any fee or payment of any kind as a result of any of the transactions contemplated hereby.

          (ii) With respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and any ERISA Affiliate maintains, to which any of them contributes, or has any obligation to contribute, or with respect to which any of them has any liability or potential liability:

                (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or, to the Knowledge of the Seller, threatened.

                (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, audit or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Seller, threatened.

                (C) None of the Company and its Subsidiaries has incurred any liability or, to the Seller's Knowledge, any potential liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA (S) 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan, or under COBRA with respect to any such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (iii) Within the last six years prior to the date hereof, none of the Company, its Subsidiaries, any ERISA Affiliate nor or any Entity, corporation, trade or business that is under common control with them within the meaning of 414 of the Code or Section 4001 of ERISA has ever maintained or contributed to, or participated in, any Multiemployer Plan or "voluntary employees beneficiary association " (as defined in Code (S) 501(c)(9)); has any withdrawal liability, within the meaning of Section 4201 of ERISA, has any liability to the PBGC (other than for premiums not yet due), has any liability under Title IV of ERISA or the Code with respect to an Employee Pension Benefit Plan, has any liability with respect to a Multiple Employee Welfare Arrangement as defined in ERISA Section 3(40)(A), has any accumulated funding deficiency, whether or not waived within the meaning of Section 302 of ERISA or Section 412 of the Code with respect to an Employee Pension Benefit Plan, has terminated or has filed a notice (or received a notice from the PBGC) to terminate an Employee Pension Benefit Plan, or has or had a Reportable Event to which notices would be required to be filed with PGBC.

          (iv) None of the Company and its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any liability or, to the Seller's Knowledge, any potential liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

     (t)  Compliance with Export Laws. All exports by the Company and its
          ---------------------------
Subsidiaries of equipment, software and other technology have been made in compliance with all federal and other applicable laws, rules and regulations and in connection therewith, the Company and its Subsidiaries have obtained all required approvals of the U.S. Department of Commerce and Department of Treasury.

     (u)  Environmental, Health, and Safety Matters.
          -----------------------------------------

          (i) Each of the Company and its Subsidiaries and their respective predecessors by merger or consolidation is in compliance with and, to Seller's Knowledge, has complied with all Environmental, Health, and Safety Requirements.

          (ii) Without limiting the generality of the foregoing, each of the Company and its Subsidiaries has obtained, has complied, and is in compliance with, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business. A list of all such material permits, licenses and other authorizations is set forth on the attached Schedule 4(u). The Seller does
                                                 -------------
     not have Knowledge of any reason why Purchaser would not be able to renew any of the Environmental and Safety permits.

          (iii) None of the Company or its Subsidiaries has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (iv) None of the following are being used nor, to Seller's Knowledge, have ever been used at any property or facility now or in the past owned or operated by the Company or its Subsidiaries: (A) underground storage tanks; (B) asbestos-containing material in any friable and damaged form or condition; (C) materials or equipment containing polychlorinated biphenyls; or (D) landfills, surface impoundments, or disposal areas.

          (v) None of the Company or its Subsidiaries or any of their respective predecessors by merger or consolidation has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended
                        ------
     ("SWDA") or any other Environmental, Health, and Safety Requirements.
       ----

          (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

     (v)  Additional Information.  Attached as Schedule 4(v) are true, complete
          ----------------------               -------------
and correct lists of the following items, and Seller agrees that upon the request of Purchaser, it will furnish to Purchaser true, complete and correct copies of any documents referred to in such lists:

          (i)   Bank Accounts.  The name of each bank in which the Company or
                -------------
     any of its Subsidiaries have an account and the names of all Persons authorized to draw thereon.

          (ii)  Debt and Capital Leases. All long-term and short-term promissory
                -----------------------
     notes, installment contracts, loan agreements, credit agreements, capital leases and any other agreements of the Company or any Subsidiary relating thereto or with respect to collateral securing the same.

          (iii) Guaranties. All indebtedness, liabilities and commitments of
                ----------
     others and as to which the Company or any of its Subsidiaries is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the Ordinary Course of Business) and all letters of credit, whether stand-by or documentary, of the Company or any Subsidiary issued for the benefit of any third party, including any Investment Affiliate.

     (w)  Disclosure.  The representations and warranties contained in this (S)
          ----------
4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this (S) 4 not misleading. Any exception set forth on the Disclosure Schedule with respect to any representation and warranty shall be deemed, to the extent relevant, an exception to any other applicable representation and warranty.

     5.   Obligations Pending Closing.
          ---------------------------

     (a)  Access and Investigation.  From the date hereof through the Closing
          ------------------------
Date or earlier termination of this Agreement pursuant to (S) 7, Purchaser and its respective officers, attorneys, accountants and authorized representatives shall have the right, during normal business hours, to inspect the Company and its Consolidated Affiliates' and Investment Affiliates' properties, books and records, and to consult with the Company and its Consolidated Affiliates' and Investment Affiliates' officers, directors, employees, suppliers, customers, lenders, agents and attorneys concerning the ownership and operation of the Company and its Consolidated Affiliates and Investment Affiliates. Such inspections may reasonably include, for example, environmental and other physical inspections of the Company and its Consolidated Affiliates' and Investment Affiliates' properties; review of the Company and its Consolidated Affiliates' and Investment Affiliates' books, records of account and tax records; and a review of records of corporate proceedings, contracts, trademarks, licenses, permits, and other business activities and matters in which the Purchaser may have an interest in light of the transactions contemplated by this

Agreement. The Purchaser agrees to maintain all information it learns from such inspections and consultations in confidence and will not disclose such information except to its officers, directors, employees, bankers, investors, attorneys, accountants and other authorized representatives unless such information is or becomes public knowledge through no fault of the Purchaser and prior to Closing will not use such information except in connection with this Agreement.

     (b)  Operation of the Business of the Company and its Subsidiaries.  From
          -------------------------------------------------------------
the date hereof through the Closing Date or earlier termination of this Agreement pursuant to (S) 7, except as otherwise contemplated in this Agreement, Seller will, and will cause the Company and its Subsidiaries to:

          (i) conduct the business of the Company and its Subsidiaries only in the Ordinary Course of Business;

          (ii) use its best efforts to preserve intact the current business organization of the Company and its Subsidiaries, keep available the services of the current officers, employees, and agents of the Company and its Subsidiaries, and maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company and its Subsidiaries;

          (iii) confer with the Purchaser concerning operational matters of a material nature, and before offering or accepting any sales contracts in excess of the U.S. Monetary Equivalent of $3.0 million; and

          (iv) otherwise report periodically to the Purchaser concerning the status of the business, operations, and finances of the Company and its Subsidiaries.

     (c)  Negative Covenant. Except as otherwise expressly permitted by this
          -----------------
Agreement, from the date hereof through the Closing Date or earlier termination of this Agreement pursuant to (S) 7, Seller will not, and will cause the Company and its Subsidiaries not to, without the prior consent of the Purchaser, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in (S) 4(g) is likely to occur, or any of the other representations or warranties in
(S) 4 may not then be correct and complete.

     (d)  Updates to Disclosure Schedules. The Seller shall have the right, from
          -------------------------------
time to time after the date hereof and until 9:00 a.m. (Houston, Texas time) on the third business day before the Closing Date, to update the Disclosure Schedules (the "Updated Schedules). An Updated Schedule (together with supporting information) shall be promptly furnished to the Purchaser. The Purchaser shall have until 5:00 p.m. (Houston, Texas time) on the last business day before the Closing Date to review all Updated Schedules. Seller may give written notice to Purchaser at any time that the Disclosure Schedules are complete and final and that no further Updated Schedules shall be forthcoming; at which time Purchaser shall have three business days from receipt of such notice to review all Updated Schedules. If the items disclosed on the Updated Schedules, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the Company, the Purchaser may, in accordance with and subject to the terms of Section 7 terminate this Agreement by prompt written notice thereof to the Seller.

     6.   Conditions to Obligation to Close.
          ---------------------------------

     (a)  Conditions to Obligation of the Purchaser. The obligation of the
          -----------------------------------------
Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) All of Seller's representations and warranties in this Agreement (considered collectively), and each of the representations and warranties (considered individually), must be accurate in all material respects as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a specified date, without giving effect to any supplement to the Disclosure Schedule.

          (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

          (iii) the Seller and the Company and its Subsidiaries shall have procured all of the authorizations and consents in connection with the matters referred to in (S) 3(a)(ii) and (S) 4(c) above;

          (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) (other than those listed on
     Schedule 4(p)) affect adversely the right of the Purchaser to own the
     --------------
     Company Stock and to control the Company and its Consolidated Affiliates, or (D) (other than those listed on Schedule 4(p)) affect adversely the
                                        --------------
     right of any of the Company and its Consolidated Affiliates to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Seller shall have delivered to the Purchaser a certificate to the effect that each of the conditions specified above in (S) 6(a)(i)-
     (iv) is satisfied in all respects;

          (vi) the Parties shall have entered into the Supply Commitment Agreement, the Noncompetition Agreement, the Henderson Occupancy Agreement, and the Wellford Exit Agreement in form and substance as set forth, respectively, in Exhibits B-1, B-2, B-3 and B-4 attached hereto and the same shall be in full force and effect;

          (vii) Purchaser shall have executed credit agreements in form and substance satisfactory to Purchaser and the lenders (the "Lenders") for not
                                                               -------
     less than an aggregate U.S. $80,000,000, and the Lenders shall be ready, willing and able to fund such credit agreements on the Closing Date; and

          (viii) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Purchaser.

The Purchaser may waive any condition specified in this (S) 6(a) if it executes a writing so stating at or prior to the Closing.

     (b)  Conditions to Obligation of the Seller.  The obligation of the Seller
          --------------------------------------
to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) All of Purchaser's representations and warranties in this Agreement (considered collectively), and each of the representations and warranties (considered individually), must be accurate in all material respects as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a specified date;

          (ii) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) the Purchaser shall have procured all of the authorizations and consents in connection with the matters referred to in (S) 3(b)(ii);

          (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Purchaser shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in (S) 6(b)(i)-
     (iv) is satisfied in all respects;

          (vi) the Parties shall have entered into the Supply Commitment Agreement, the Noncompetition Agreement and the Henderson Occupancy Agreement and the Wellford Exit Agreement in form and substance as set forth, respectively, in Exhibits B-1, B-2, B-3 and B-4 and the same shall be in full force and effect;

          (vii) the Purchaser shall have executed and delivered to Seller a release from any liability on the part of Seller and its Affiliates related to the patent litigation between the Company and Purchaser in form and substance as set forth in Exhibit B-5, including an agreement that the Purchase Price is net of $20,340 representing royalties due on the Company's sale of the reflective sheet that was the subject of such patent litigation;

          (viii) Purchaser shall have executed credit agreements reasonably satisfactory in form and substance to Seller for not less than an aggregate U.S. $80,000,000, and the

     Lenders providing such credit agreements shall be ready, willing and able to fund such credit agreements on the Closing Date;

          (ix) The Company shall have closed the transactions contemplated in and in accordance with the Asset Purchase Agreement (the "Roofing Sale
                                                               ------------
     Agreement") dated January 14, 2002 by and among the Company, Waste
     ---------
     Management, Inc. and BFS Diversified Products, LLC ("BFS"); and
                                                          ---

          (x) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this (S) 6(b) if it executes a writing so stating at or prior to the Closing.

     7.   Termination.  Anything contained in this Agreement to the contrary
          -----------
notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time before the Closing Date (i) by mutual consent of Purchaser and Seller, (ii) by the Purchaser pursuant to (S) 5(d), or
(iii) by either Purchaser or Seller if the transactions contemplated by this Agreement have not been consummated on or before January 28, 2002. If the transactions contemplated hereby are terminated under the provisions of this (S) 7, then this Agreement shall thereafter be of no further force and effect, without any liability on the part of any Party, except that the obligations under (S) 12(k) shall survive.

     8.   Post-Closing Covenants. The Parties agree as follows with respect to
          ----------------------
the period following the Closing.

     (a)  General.  In case at any time after the Closing any further action is
          -------
necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S) 9 below), including the execution and delivery by Purchaser or the Company and its Subsidiaries of all necessary documents to transfer to Seller or its Affiliates the Retained Assets.

     (b)  Removal of Identification.  The Purchaser shall remove or otherwise
          -------------------------
conceal all names, trade names, trademarks, service marks and logos of the Seller and its Affiliates (other than the trade names "Serrot" and "National Seal" and the servicemarks and logos of the Company and its Consolidated Affiliates directly relating thereto) that appear on any of the assets of the Company or its Consolidated Affiliates within 90 days after the Closing.

     (c)  Litigation Support.  In the event and for so long as any Party
          ------------------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries and Affiliates, including without limitation the Retained Litigation, the Poly-America Patent Litigation, the Naue Claim and the Flynn Claim, the other Party will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably requested in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (except with respect to the Naue Claim and the Flynn Claim, or unless the contesting or defending Party is entitled to indemnification therefor under (S) 9 below), but excluding reimbursement for employee salary, benefits or overhead charges that are not out-of-pocket costs. Any information or documents provided under this (S) 8(c) shall be kept confidential by the Party receiving such information or documents, except as may otherwise be necessary in connection with contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand described in this (S) 8(c).

     (d)  Contingencies.
          -------------

          (i)   Retained Litigation. The Seller shall retain control of and
                -------------------
     responsibility for the Summitville Colorado litigation and the Bemalux Canadian patent litigation further described at (S) 4(p) to the Disclosure Schedule (the "Retained Litigation"). In addition, the Seller agrees to be
                    -------------------
     liable for and to indemnify the Purchaser, the Company and its Subsidiaries with respect to the Retained Litigation as set forth in (S) 9 below. The Seller agrees that any settlement of such litigation shall fully release and discharge the Company and its Affiliates of any further liability.

          (ii)  Serrot Acquisition. The Seller shall retain responsibility for
                ------------------
     any Adverse Consequences existing as of or arising after the Closing Date under (S) 1.2.2(a) and (b) of the Stock Purchase Agreement dated as of July 30, 1999, by and among Waste Management, Inc., National Seal Corporation and the shareholders of Serrot Acquisition Corp. in excess of the amounts, if any, paid or accrued on the books of the Company as of Closing (the "Serrot Stock Purchase Agreement Earnout"). In addition, the Seller agrees
      ---------------------------------------
     to indemnify the Purchaser the Company and its Subsidiaries with respect to the Serrot Stock Purchase Agreement Earnout as set forth in (S) 9 below.

          (iii) Poly-America Patent Litigation. The Purchaser shall assume
                ------------------------------
     control of and responsibility for the Poly-America/Poly-Flex patent litigation further described at (S) 4(p) to the Disclosure Schedule (the "Poly-America Patent Litigation"). In addition, the Purchaser agrees to be
      ------------------------------
     liable for and to indemnify the Seller with respect to the Poly-America Patent Litigation as set forth in (S) 9 below. The Purchaser agrees that any settlement of such litigation shall fully release and discharge the Seller and its Affiliates of any further liability.

          (iv)  Employee Contingent Liabilities. The Seller shall indemnify
                -------------------------------
     Purchaser, the Company and its Subsidiaries for any Adverse Consequences:
     (A) resulting from (y) acts of the Company or the Seller prior to Closing and relating to the employment, or the termination of employment, of Chris Coley and Tom McCollough, and (z) the release or termination of employment by the Company and its Subsidiaries of Messrs. Coley and

     McCollough within ten (10 days) after Closing, which Adverse Consequence are in excess of the amounts owed to Messrs. Coley and McCollough pursuant to any existing written employment, retention or severance agreements in effect as of the date of this Agreement; and (B) arising out of the employment, or the termination of employment of any employees terminated in connection with the cessation of operations at the Company's Wellford, South Carolina facility which are in excess of the amounts, if any, accrued on the Final Closing Date Balance Sheet (the "Wellford Severance Costs")
                                                   ------------------------
     (collectively "Employee Contingent Liabilities").
                    --------------------------------

          (v)  German Joint Venture. Subject to the limitations set forth in
               --------------------
     (S)9 below, the Seller agrees to indemnify the Purchaser, the Company and its Subsidiaries for any damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court cost's and reasonable attorneys' fees resulting from any final, nonappealable judgment of a court of competent jurisdiction after a full trial on the merits (the "Naue Order") arising out of the claim
                                    ----------
     asserted by Naue Fastertechnik GmbH & Co. KG in the letter dated November 6, 2001 to G.M. (Bill) Torres, of the Company, from Dr. Franz Tepper, of Brandi Droge Piltz Heuer & Gronemeyer (the "Naue Claim") (attached as
                                                 ----------
     Schedule 8(d)(v) hereto), except Seller shall have no responsibility or
     ----------------
     liability for any Adverse Consequences which are specifically identified in the Naue Order as arising out of the actions of the Company or its Subsidiaries after Closing, or the Purchaser's own actions ("Purchaser's
                                                                  -----------
     Naue Actions"), if any, before on or after Closing. Purchaser's Naue
     ------------
     Actions shall not include its negotiation, preparation, execution or delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. Subject to the limitations set forth in
     (S)9 below, the Seller also agrees to indemnify the Purchaser, the Company and its Subsidiaries for all reasonable attorneys' fees and expenses incurred in connection with the preparation and conduct of the defense of the Naue Claim. Any settlement by Purchaser, the Company or its Subsidiaries prior to issuance of the Naue Order and without prior written consent of the Seller, shall not be subject to the Seller's indemnification.

          (vi) Irish Joint Venture. Subject to the limitations set forth in (S)
               -------------------
     9 below, the Seller agrees to indemnify the Purchaser, the Company and its Subsidiaries for any damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court cost's and reasonable attorneys' fees resulting from any final, nonappealable judgment of a court of competent jurisdiction after a full trial on the merits (the "Flynn Order") arising out of the claim made by
                               -----------
     Michael Flynn against of the Company in the High Court in Ireland, 2001 Record No. 7429P, dated November 28, 2001 (the "Flynn Claim") (attached as
                                                     -----------
     Schedule 8(d)(vi) hereto), except Seller shall have no responsibility or
     -----------------
     liability for any Adverse Consequences which are specifically identified in the Flynn Order as arising out of the actions of the Company or its Subsidiaries after Closing, or the Purchaser's own actions ("Purchaser's
                                                                  -----------
     Flynn Actions"), if any, before on or after Closing.  Purchaser's Flynn
     -------------
     Actions shall not include its negotiation, preparation, execution or delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. Subject to the limitations set forth in
     (S)9 below, the Seller also agrees to indemnify the Purchaser, the Company and its Subsidiaries for all reasonable attorneys' fees and expenses incurred in connection with the preparation and conduct of the defense of the Flynn Claim. Any settlement by Purchaser, the Company or its Subsidiaries prior to issuance of the Flynn Order and without prior written consent of the Seller, shall not be subject to the Seller's indemnification.

          (vii)  Environmental Contingencies.  Seller agrees to indemnify the
                 ---------------------------
     Purchaser, the Company and its Subsidiaries for any Adverse Consequences arising from the Company's failure to comply with any Environmental Law applicable to the Company's facilities located in Galesburg, Illinois, Henderson, Nevada or Wellford, South Carolina ("Environmental
                                                     -------------
     Contingencies").  For purposes hereof, "Environmental Law" means any
     -------------
     federal, state or local law, rule, ordinance or regulation relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976.

          (viii) Roofing Operations.  Notwithstanding anything to the contrary
                 ------------------
     set forth in the Roofing Sale Agreement, including the provisions set forth in (S) 10.5(d) therein, the Seller and its Affiliates shall retain responsibility for all obligations to perform and any liabilities (including potential liabilities) not accrued on the Final Closing Date Balance Sheet which are related to the pre-Closing operations of the Company's roofing materials line of business, including any obligations of the Company and its Subsidiaries to BFS set forth in the Roofing Sale Agreement, except for the specific obligations described in Schedule
                                                                 --------
     8(d)(viii), (the "Roofing Operations"), and any Adverse Consequences
     ----------        ------------------
     related thereto. In addition, the Seller agrees to indemnify the Purchaser, the Company and its Subsidiaries with respect to the Roofing Operations as set forth in (S) 9 below. As to the Roofing Operations, Purchaser's, the Company's and its Subsidiaries' only post-Closing obligation to the Seller and its Affiliates shall be to satisfy all liabilities accrued on the Final Closing Date Balance Sheet and to use commercially reasonable efforts to cooperate with the Seller and its Affiliates, all at the sole cost and expense of the Seller, but excluding reimbursement for employee salary, benefits or overhead charges that are not out-of pocket costs, so that Seller and its Affiliates may timely perform their obligations related to the Roofing Operations.

     (e)  Delivery and Retention of Records. On or before the Closing Date, and
          ---------------------------------
from time to time after the Closing, Seller will deliver or cause to be delivered to the Company, all files, records, information and data relating to the Company, its Consolidated Affiliates and Investment Affiliates that are in the possession or control of Seller and Seller's Affiliates other than such files, records, information and data relating to the Retained Assets and Retained Litigation (collectively, the "Records"). The Purchaser agrees to (i)
                                        -------
hold the Records and not to destroy or dispose of any Records for a period of six years from the Closing Date; provided that, if it desires to destroy or dispose of such Records during such period, it will first offer in writing at least 60 days before such destruction or disposition to surrender them to Seller and if Seller does not accept such offer within such 60-day period, the Purchaser may take such action and (ii) following the Closing Date to afford Seller, its accountants and counsel, upon reasonable request, at any time during normal business hours, full access to the Records and to the employees, accountants, professionals, outside consultants and other agents of the Purchaser, the Company and their Affiliates to the extent that such access may be requested for any legitimate purpose at no cost to Seller (other than for reasonable out-of-pocket expenses); provided that such access will not be construed to require the disclosure of Records that would cause the waiver of any attorney-client, work product doctrine or similar protection; provided, further, that in the event of any litigation, nothing herein shall limit either Party's rights of discovery under applicable law.

     (f)  Transition. The Seller will not take any action that is designed or
          ----------
intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Company and its Subsidiaries from maintaining the same business relationships with the Company and its Subsidiaries after the Closing as it maintained with the Company and its Subsidiaries prior to the Closing, except as contemplated in the divestitures of the Company's roofing business and its interest in Serrot International Chile S.A.

     (g)  Confidentiality. The Seller and its Affiliates will use its good faith
          ---------------
efforts to treat and hold in strictest confidence all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement and as set forth in (S) 8(c) (Litigation Support) and (S) 10 (Tax Matters), and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in its possession, except that such delivery or destruction shall not apply to Confidential Information pertaining to the Retained Litigation until entry of final judgment or settlement with respect thereto. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this
(S) 8(g). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its reasonable best efforts to obtain, at the reasonable request of the Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate.

     (h)  Third-Party Payments. To the extent that Seller or its Affiliates
          --------------------
receives any payment on any assets of the Company or any of its Affiliates as of or relating to periods after the Closing Date, other than relating to the Retained Litigation, Seller's Continuing Claim Obligation or Seller's Continuing Workers' Compensation Obligation, Seller agrees that such amounts shall be held by the Seller and its Affiliates as custodian on behalf of the Company or its Affiliates, as applicable, and Seller shall deliver all such amounts to Purchaser promptly (and in any event within seven calendar days) upon receipt by Seller or its Affiliates. Without limiting (S) 8(i) hereof, to the extent that the Purchaser or any of its Affiliates receives any payment belonging to Seller on the Retained Assets or relating to the Retained Litigation, Seller's Continuing Claim Obligation or Seller's Workers'

Compensation Obligation, Purchaser agrees that such amounts shall be held by the Purchaser and its Affiliates as custodian on behalf of the Seller (or its designee) and Purchaser or its Affiliates shall deliver all such amounts to Seller (or its designee) promptly (and in any event within seven calendar days) upon receipt by Purchaser or its Affiliates. Notwithstanding the foregoing, any refund payments received by Seller or Purchaser or their respective Affiliates in respect of Taxes shall be governed by (S) 10 (Tax Matters).
                                         -------------------

     (i)  Claim Indemnification and Insurance Coverage.
          --------------------------------------------

          (i) The Seller shall retain control of and responsibility for all premiums, deductibles and self-insurance amounts related to Seller's insurance coverage as it exists on the Closing Date related to the conduct of the Company's and its Subsidiaries' business prior to the Closing, including, but not limited to, (as applicable) existing claims as of the Closing Date, claims that have occurred but have not been discovered as of the Closing Date and claims related to faulty product existing as of the Closing Date which fails after the Closing ("Seller's Continuing Claim
                                                  -------------------------
     Obligation").
     ----------

          (ii) Seller shall retain control of and responsibility for all premiums, deductibles, self-insurance amounts related to Seller's workers compensation insurance for the continued coverage of such insurance as it exists on the Closing Date related to the conduct of the Company's and its Subsidiaries' business prior to Closing, including, but not limited to, workers' compensation claims incurred as of the Closing Date but not reported, and claims open as of the Closing Date, or arising after the Closing Date and related to reinjuries of pre-Closing injuries ("Seller's
                                                                      --------
     Continuing Workers' Compensation Obligation").  The provisions of this (S)
     -------------------------------------------
     8(i)(ii) shall not obligate the Seller beyond the terms of the applicable insurance policies existing as of the Closing Date.

          (iii) The Seller agrees to indemnify the Purchaser with respect to Seller's Continuing Claim Obligation and Seller's Continuing Workers' Compensation Obligation as set forth in (S) 9 below.

     (j)  Galesburg, Illinois and Highway 290 Wellford, South Carolina
          ------------------------------------------------------------
Facilities.
----------

          (i) The Purchaser shall complete the removal of the 11 foot extruder line located at 1255 Monmouth Blvd. in Galesburg, Illinois, not later than thirty (30) days following the Closing Date, and all spare parts and machinery components located at Highway 290 in Wellford, South Carolina not later than ninety (90) days following the Closing Date.

          (ii) In the event Seller does not obtain on or before the Closing Date, a release for the Company's warehouse lease for property located at Highway 290, Wellford, South Carolina as referred to in (S)2(g)(ii) herein (the "Release"), the Seller shall indemnify the Purchaser, the Company and its Subsidiaries for any Adverse Consequences incurred by the Purchaser, the Company and its Subsidiaries in connection with or arising out of the failure by the Seller or any of its Affiliates to pay their liabilities as and when due and perform their obligations under such warehouse lease. If the Seller does obtain the Release on or before the Closing Date, this (S)8(j)(ii) and any reference to such section in
     (S)9 herein shall have no force and effect.

     (k)  German Letters of Credit. The Purchaser shall use all commercially
          ------------------------
reasonable efforts to not later than ninety (90) days following the Closing Date obtain the release of all guarantees and other credit support provided by Seller and its Affiliates with respect to the letters of credit of Geolining Abdichtungstechnik GmbH, a wholly-owned Subsidiary of the Company ("Geolining"),
                                                                    ---------
in favor of DG Bank Deutsche Genossenschaftsbank ("Open Letters of Credit"). If
                                                   ----------------------
within such ninety (90) day period the Purchaser is not able to obtain the release of all such guarantees and other credit support provided by the Seller and its Affiliates with respect to the Open Letters of Credit as described in the preceding sentence, then the Purchaser shall immediately provide to the Seller and its Affiliates an irrevocable letter of credit securing all of the obligations of Seller and its Affiliates under all such Open Letters of Credit in form satisfactory to the Seller. A true, complete and correct list of the Open Letters of Credit is set forth in Schedule 8(k).
                                       -------------

     (l)  Liability and Obligations of the Company and its Affiliates. The
          -----------------------------------------------------------
Purchaser shall indemnify the Seller and its Affiliates for any Adverse Consequences incurred by the Seller or its Affiliates in connection with or arising out of the failure by the Company and its Subsidiaries to pay their liabilities (as accrued on the Final Closing Date Balance Sheet) as and when due. Notwithstanding the preceding provisions of this (S)8(l); (i) this (S)8(l) shall not confer any rights or remedies upon any Person other than the Seller and its Affiliates and their respective successors and permitted assigns, and
(ii) in the event of any conflict between the indemnification obligations of the Seller under (and subject to the limitations and qualifications set forth in)
(S)(S)8, 9 and 10 of this Agreement and the rights of the Seller and its Affiliates set forth in the preceding provisions of this (S)8(l), the Purchaser's rights to indemnification from the Seller under (S)(S)8, 9 and 10 of this Agreement shall take precedence and control.

     (m)  Audited Financial Statements. The Parties shall use their commercially
          ----------------------------
reasonable efforts to, on or before February 7, 2002, complete the preparation of the Financial Statements attached hereto as Exhibit A, audited in accordance
                                               ---------
with generally accepted auditing standards, together with the report(s) of independent auditors (the "Audited Financial Statements"), the unaudited
                           ----------------------------
consolidated balance sheet and statements of income, changes in stockholder's equity, and cash flow for the nine months ended September 30, 2001, and 2000 (collectively, the "Interim Financial Statements"), and necessary financial
                    ----------------------------
information (related to portions of the Company and Consolidated Affiliates not being acquired by the Purchaser) for purposes of preparing pro-forma financial data for the year ended December 31, 2000 and on a quarterly basis for the nine months ended September 30, 2001. The Audited Financial Statements and the Interim Financial Statements (including the notes thereto, except for the notes with respect to the Interim Financial Statements) shall present fairly, in all material respects, the financial position of the Company and its Consolidated Affiliates as of such dates and their results of operations and their cash flows for each of the years in the three-year period ended December 31, 2000, and the nine months ended September 30, 2001 and 2000, in conformity with GAAP and applicable Securities and Exchange Commission ("SEC") rules and reporting
                                                ---
requirements so that Purchaser can comply with the requirements for filing a complete SEC Form 8-K. pursuant to items two and seven of such Form 8-K.

     9.   Remedies for Breaches of This Agreement.
          ---------------------------------------

          (a)  Survival of Representations and Warranties. All of the
               ------------------------------------------
representations, warranties, covenants and agreements of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of three years thereafter; provided, however, that the representations, warranties, covenants and agreements (i) contained in (S) 10 (Tax Matters) shall survive the Closing and continue in full force and effect until 30 days after the applicable statutes of limitations on the Taxes described therein, including waivers and extensions thereof, have expired, and
(ii) related to the Retained Litigation, the Serrot Stock Purchase Agreement Earnout, the Poly-America Patent Litigation, Employee Contingent Liabilities, Seller's Continuing Claim Obligation, Seller's Continuing Workers' Compensation Obligation, the Naue Claim, the Flynn Claim, Environmental Contingencies and the Roofing Operations as expressly set forth in (S)(S) 8(d) and 8(i) shall survive the Closing without limitation. Notwithstanding any provisions set forth in this Agreement or otherwise, and except for appropriate injunctive relief or specific performance, the Parties acknowledge and agree that the sole and exclusive remedies of the Purchaser for any inaccuracy or breach of any representation or warranty in this Agreement or any agreement or covenant set forth in (S)(S) 5, 8(d)(i), (ii), (iv), (v), (vi), (vii) and (viii), 8(i), 8(j)(ii) and 10 by the
Seller shall be the indemnification remedies expressly set forth in (S)(S) 8, 9 and 10 of this Agreement, subject to the limitations and qualifications set forth in (S) 7 and in this (S) 9, if applicable.

     (b)  Indemnification Provisions for Benefit of the Purchaser.
          -------------------------------------------------------

          (i) In the event the Seller breaches any of its representations, warranties, covenants or agreements contained in this Agreement (collectively, the "Indemnified Items"), and, if there is an applicable
                         -----------------
     survival period pursuant to (S) 9(a) above, provided that the Purchaser makes a written claim for indemnification with respect to such particular Indemnified Item against the Seller pursuant to (S) 12(f) below within such survival period, then the Seller agrees to indemnify the Purchaser, the Company and its Subsidiaries from and against the entirety of any Adverse Consequences the Purchaser, the Company or its Subsidiaries may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchaser, the Company or its Subsidiaries may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the Indemnified Items; provided, however, that (A) the Seller shall not have any obligation to indemnify the Purchaser, the Company and its Subsidiaries from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement until the Purchaser, the Company or its Subsidiaries has suffered Adverse Consequences by reason of all such breaches in excess of the Monetary Equivalent of a U.S. $3,000,000 aggregate deductible (after which point the Seller will be obligated only to indemnify the Purchaser, the Company and its Subsidiaries from and against further such Adverse Consequences); provided, however, that no indemnifiable Adverse Consequences shall be applied against this aggregate deductible unless the amount of such indemnifiable Adverse Consequences exceeds the Monetary Equivalent of U.S. $25,000 per occurrence, and (B) there will be the Monetary Equivalent of a U.S. $7,000,000 aggregate ceiling on all obligations of the Seller to indemnify the

     Purchaser, the Company and its Affiliates under this Agreement, except for the Seller's indemnification obligations under (S)(S) 8(d)(i), (ii), (iv),
     (vii) and (viii), 8(i) and 8(j)(ii). For purposes of clarification, it is the intent of the parties that the U.S. $3,000,000 and $25,000 deductibles referenced in (A) and the U.S. $7,000,000 aggregate ceiling referenced in
     (B) of this (S)9(b)(i) shall apply to and limit all of the Seller's indemnification obligations contained in this Agreement with the exception of Seller's indemnification obligations under (S)(S) 8(d)(i), (ii), (iv),
     (vii) and (viii), 8(i), and 8(j)(ii).

          (ii) Delay on the part of the Indemnified Party in notifying any Indemnifying Party shall not relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

     (c)  Indemnification Provisions for Benefit of the Seller. In the event the
          ----------------------------------------------------
Purchaser breaches any of its representations, warranties, covenants or agreements, contained in this Agreement, and, if there is an applicable survival period pursuant to (S) 9(a) above, provided that the Seller makes a written claim for indemnification with respect to such particular Indemnified Item against the Purchaser pursuant to (S) 12(f) below within such survival period, then the Purchaser agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach. Delay on the part of the Indemnified Party in notifying any Indemnifying Party shall not relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.


     (d)  Matters Involving Third Parties.
          -------------------------------

          (i) If any third party shall notify any Party (the "Indemnified
                                                              -----------
     Party") with respect to any matter (a "Third Party Claim") which may give
     -----                                  -----------------
     rise to a claim for indemnification against any other Party (the "Indemnifying Party") under (S) 8 or this (S) 9, then the Indemnified Party
     -------------------
     shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Except with respect to the Naue Claim and the Flynn Claim, any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate
                 ----------------
     co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

          (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with (S) 9(d)(ii) above,
     (A) the Indemnifying Party will
     not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld or delayed unreasonably).

          (iv) In the event the Indemnifying Party does not assume and conduct the defense of the Third Party Claim in accordance with (S) 9(d)(ii) above, the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate, subject to the consent of the Indemnifying Party in connection therewith (not to be withheld or delayed unreasonably). Nothing in this (S) 9(d)(iv) shall relieve the Indemnifying Party from any obligation under this (S) 9.

     (e)  Determination of Adverse Consequences. The Parties shall make
          -------------------------------------
appropriate adjustments for tax consequences and insurance coverage in determining Adverse Consequences for purposes of this (S) 9. All indemnification payments under this (S) 9 and (S) 10 hereof shall be deemed adjustments to the Purchase Price to the extent permitted under federal tax law.

     10.  Tax Matters.
          ------------

     (a)  Scope of Tax Indemnity Provisions and Relationship to (S) 9. In the
          -----------------------------------------------------------
case of any indemnity claim for Taxes described in this (S) 10, the respective indemnification rights and obligations of the Parties hereto shall be governed by this (S) 10 and (S)(S) 9(a) and 9(e) and not by (S)(S) 9(b), 9(c) and 9(d) (regardless of whether the Taxes for which indemnity is being claimed result from the breach of a representation in (S) 4(j) hereof).

     (b)  Allocation of Liability for Taxes.
          ---------------------------------

          (i)  Seller's Liability.  The Seller shall be liable for, and shall
               ------------------
     indemnify, defend and hold the Purchaser, the Company or its Consolidated Affiliates harmless from and against, (A) any and all U.S. Income Taxes imposed on or arising with respect to the operations of the Company and its Consolidated Affiliates for any Pre-Closing Period; (B) any and all Foreign Income Taxes imposed on or with respect to the Company and its Consolidated Affiliates for any Pre-Closing Period to the extent not accrued as a liability on the Final Closing Date Balance Sheet; (C) any and all ad valorem Taxes in the nature of real estate Taxes for any Pre-Closing Period to the extent not accrued as a current liability on the Final Closing Date Balance Sheet; and (D) any and all Adverse Consequences with respect to
     (A), (B) and (C) of this paragraph.

          (ii) Purchaser's Liability.  The Purchaser shall be liable for, and
               ---------------------
     shall indemnify, defend and hold the Seller harmless from and against, (A) any and all Taxes imposed on or arising with respect to the operations of the Company and its Consolidated Affiliates for any

     Post-Closing Period; (B) any and all Foreign Income Taxes imposed on or arising with respect to the operations of Company and its Consolidated Affiliates for any Pre-Closing Period to the extent accrued as a liability on the Final Closing Date Balance Sheet; and (C) any and all Adverse Consequences with respect to (A) and (B) of this paragraph. Any Taxes of the Company that are not described in this (S) 10(b) and any Adverse Consequences related thereto shall be the obligation solely of the Purchaser.

     (c)  Proration of Taxes, U.S. Income Taxes and Foreign Income Taxes and
          ------------------------------------------------------------------
Related Items.
-------------

          (i)   Proration of U.S. Income Taxes and Foreign Income Taxes for
                -----------------------------------------------------------
     Straddle Periods.  Tax items related to U.S. Income Taxes and Foreign
     ----------------
     Income Taxes shall be apportioned between Pre-Closing and Post-Closing Periods based on a closing of the books and records of the relevant Entities as of the Closing Date (provided that (i) any Tax item incurred by reason of the transactions occurring on or before the Closing Date as contemplated by this Agreement shall be treated as occurring in a Pre-Closing Period, and (ii) depreciation, amortization and depletion for any Straddle Period shall be apportioned on a daily pro-rata basis).

          (ii)  Proration of Other Taxes for Straddle Periods.  Notwithstanding
                ---------------------------------------------
     any provision of this (S) 10 to the contrary (other than (S) 10(c)(iii)), Taxes that relate to the portion of a Straddle Period ending on the Closing Date shall (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (B) in the case of any Taxes based upon or related to income or receipts be deemed equal to the amount which would be payable if the Straddle Period ended on the Closing Date. Any credits relating to a Straddle Period shall be taken into account as though the Straddle Period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Consolidated Affiliates.

          (iii) U.S. Consolidated Income Tax Return for Period Ending on
                --------------------------------------------------------
     Closing Date. Notwithstanding any provision of this (S) 10 to the contrary,
     ------------
     the Parties agree that for U.S. federal income Tax purposes, Tax items of the Company shall be apportioned between the Pre-Closing and Post-Closing Periods in accordance with Treas. Reg. (S) 1.1502-76(b), which regulations shall be reasonably interpreted by the Parties in a manner intended to achieve a method of apportionment based on a closing of the books of the Company as of the end of the Closing Date. The Seller will include the income of the Company (including any deferred income triggered into income by Treas. Reg. (S) 1.1502-13 and Treas. Reg. (S) 1.1502-14 and any excess loss accounts taken into income under Treas. Reg. (S) 1.1502-19) on the Seller's consolidated federal income Tax Returns for all Tax Periods ending on or before the Closing Date and pay any U.S. Income Taxes attributable to such income.

     (d)  Preparation and Filing of Tax Returns.
          -------------------------------------

          (i)   Seller's Rights and Responsibilities.  The Seller shall have the
                ------------------------------------
     right and obligation to timely prepare and file, or cause to be timely prepared and filed, when due, (A) all Tax Returns that report U.S. Income Taxes imposed on or with respect to the Company and its Consolidated Affiliates for any Pre-Closing Period (except that, with respect to Straddle Period Tax Returns, the Seller shall have the right and obligation to prepare and file only those Straddle Period Tax Returns with respect to Tax Periods for which a consolidated, unitary or combined Tax Return for U.S. Income Taxes of Seller includes the operations of any of the Company and its Consolidated Affiliates); and (B) any Tax Return other than those described in clause (A) of this (S) 10(d)(i) the due date of which (including all proper extensions thereof) is on or before the Closing Date.

          (ii)  Purchaser's Rights and Responsibilities.  The Purchaser shall
                ---------------------------------------
     have the right and obligation to timely prepare and file, or cause to be timely prepared and filed, when due, (i) all Tax Returns that report U.S. Income Taxes imposed on or with respect to the Company and its Consolidated Affiliates for any Post-Closing Period (including all Straddle Period Tax Returns other than those with respect to Tax Periods for which a consolidated, unitary or combined Income Tax Return for U.S. Income Taxes of the Seller includes the operations of any of the Company and its Consolidated Affiliates, which consolidated, unitary or combined Straddle Period Tax Returns shall be prepared and filed by the Seller); and (ii) any Tax Return other than those described in clause (i) of this (S) 10(d)(ii) the due date of which (including all proper extensions thereof) is after the Closing Date.

          (iii) Preparation of Tax Returns.
                 --------------------------

                (A) The Purchaser shall prepare and provide, or cause the Company and its Consolidated Affiliates to prepare and provide, to the Seller, in accordance with the past custom and practice of the Company and its Consolidated Affiliates, the Seller's Tax packages and such other Tax information as is reasonably requested by the Seller to enable the Seller to prepare any Tax Return which the Seller has the right and obligation hereunder to prepare and file. The Seller's Tax packages shall be provided to the Seller on or before the due date established by the Seller's tax department generally for the receipt of Tax packages from Affiliates of the Seller, and any other Tax information reasonably requested by the Seller pursuant to this (S) 10(d)(iii)(A) shall be provided to the Seller within 10 days of such request.

                (B) The Seller shall prepare and provide to the Purchaser such Tax information as is reasonably requested by the Purchaser with respect to the operations, ownership, assets or activities of the Company and its Consolidated Affiliates for any Pre-Closing Period to the extent such information is relevant to any Tax Return which the Purchaser has the right and obligation hereunder to prepare and file. Any Tax information reasonably requested by the Purchaser pursuant to this (S) 10(d)(iii)(B) shall be provided to the Purchaser within 10 days of such request.

                (C) The Seller shall, on the one hand, and the Purchaser shall, on the other hand, with respect to any Tax Return which such Party is responsible hereunder for preparing and filing, or causing to be prepared and filed, make such Tax Return and related workpapers available for review by the other Party if the Tax Return (A) is with respect to Taxes for which the other Party or one of its Affiliates may be liable hereunder or under applicable Tax law, or (B) claims Tax benefits which the other Party or one of its Affiliates is entitled to receive hereunder. The filing Party shall use its reasonable best efforts to make Tax Returns available for review as required under this (S) 10(d)(iii) sufficiently in advance of the due date for filing such Tax Returns to provide the non-filing Party with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, accepting the position of the filing Party unless such position is contrary to the provisions of (S) 10(d)(iv) hereunder.

          (iv) Consistency of Accounting Methods.  Any Tax Return which includes
               ---------------------------------
     or is based on the operations, ownership, assets or activities of the Company or its Affiliates for any Pre-Closing Period, and any Tax Return which includes or is based on the operations, ownership, assets or activities of the Company or its Affiliates for any Post-Closing Period, to the extent that items reported on such Tax Return might reasonably increase any Tax liability of the Seller for any Pre-Closing Period or Straddle Period, shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under applicable Tax law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under applicable Tax law), in accordance with reasonable Tax accounting practices selected by the filing Party with respect to such Tax Return under this Agreement with the consent of the non-filing Party (which consent shall not be unreasonably withheld or delayed).

     (e)  Refunds of Taxes; Amended Returns; Carryovers.
          ---------------------------------------------

          (i)  Refunds.  If the Purchaser receives a refund of Taxes for which
               -------
     the Seller is liable hereunder or of Foreign Income Taxes which were accrued as a liability on the Final Closing Date Balance Sheet, the Purchaser shall pay, within 30 days following the receipt of such Tax refund, the amount of such Tax refund to the Seller. If the Seller receives a Tax refund with respect to Taxes for which the Purchaser is liable hereunder (other than with respect to Foreign Income Taxes which were accrued as a liability on the Final Closing Date Balance Sheet), the Seller shall pay, within 30 days following the receipt of such Tax refund, the amount of such Tax refund to the Purchaser. The Parties agree that any such amounts shall be accounted for separately from the funds of the receiving Party or its Affiliates, and neither the receiving Party nor its Affiliates shall ever have title to such amounts refunded, it being the intent that the receiving Party and its Affiliates merely hold such amounts as a custodian on behalf of the other Party.

          (ii) Amended Tax Returns.
               -------------------

               (A) The Seller, and only the Seller, shall file or cause to be filed any amended Tax Return or claim for Tax refund if the original Tax Return for the Tax

          Period to which the amended Tax Return or claim for Tax Refund relates was filed by the Seller. The Seller shall not, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed), make or cause to be made any such filing to the extent that such filing, if accepted, reasonably might change the Tax liability of the Purchaser for any Tax Period.

               (B) The Purchaser, and only the Purchaser, shall file or cause to be filed any amended Tax Return or claim for Tax refund if the original Tax Return for the Tax Period to which the amended Tax Return or claim for Tax Refund relates was filed by the Purchaser. The Purchaser shall not, without the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed), make or cause to be made any such filing to the extent that such filing, if accepted, reasonably might change the Tax liability of the Seller for any Tax Period.

               (C) Notwithstanding anything in this (S) 10(e)(ii) to the contrary, the Seller may, with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed), instruct the Purchaser to file an amended Tax Return or claim for Tax refund otherwise described in (ii) of this (S) 10(e)(ii) if such amended Tax Return or claim for Tax refund relates to a Tax Return that reports Taxes imposed on or with respect to the Company or its Consolidated Affiliates for any Pre-Closing Period (including any Straddle Period Tax Returns). Upon such request and the Purchaser's consent, the Purchaser shall promptly file such amended Tax Return or claim for Tax refund, with any costs related to the filing of such amended Tax Return or its ultimate disposition to be borne by Seller.

          (iii)  Carrybacks.  No Tax loss or credit with respect to the Company
                 ----------
     or any of its Affiliates arising in a Post-Closing Period may be carried back and included in any Tax Return filed or caused to be filed by the Seller hereunder.

          (iv)   Overall Foreign Losses.  Upon Seller's filing of its
                 ----------------------
     consolidated federal income Tax Return for the Tax Period ending December 31, 2002, which shall occur no later than September 15, 2003, Seller shall within thirty (30) days pay to Purchaser by wire transfer or delivery of immediately available funds an amount in U.S. dollars equal to 27 1/2% of Seller's allocation of its overall foreign losses ("OFLs") to the Company.
                                                         ----
     The OFLs shall be determined pursuant to Treas. Reg. (S) 1.1502-9.

     (f)  Tax Controversies; Assistance and Cooperation.
          ---------------------------------------------

          (i)    Notice.  In the event any Tax Authority informs the Seller, on
                 ------
     the one hand, or the Purchaser, the Company or any of its Affiliates, on the other hand, of any notice of proposed audit, claim, assessment or other dispute concerning an amount of Taxes with respect to which the other Party may incur liability hereunder, the Party so informed shall promptly notify the other Party of such matter. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Tax Authority with respect to such matter. If a Party has Knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such Party fails to provide the indemnifying Party prompt notice of such asserted Tax liability, (A) if the indemnifying Party is precluded from contesting the asserted Tax liability in any forum as a result of the failure to give prompt notice, the indemnifying Party shall have no obligation to indemnify the indemnified Party for Taxes arising out of such asserted Tax liability, and (B) if the indemnifying Party is not precluded from contesting the asserted Tax liability in any forum, but such failure to provide prompt notice results in Adverse Consequences to the indemnifying Party, then any amount which the indemnifying Party is otherwise required to pay the indemnified Party pursuant to this Agreement shall be reduced by the cost of such Adverse Consequences.

          (ii)   Control Rights.  The filing Party under this (S) 10 shall
                 --------------
     control any audits, disputes, administrative, judicial or other proceedings related to Taxes with respect to which either Party may incur liability hereunder. Subject to the preceding sentence, in the event an adverse determination may result in the non-filing Party having responsibility for an amount of Taxes under this (S) 10, each Party shall be entitled to fully participate in that portion of the proceedings relating to the Taxes with respect to which it may incur liability hereunder. For purposes of this (S) 10(f)(ii), the term "participate" shall include (i) participation in conferences, meetings or proceedings with any Tax Authority, the subject matter of which includes an item for which such Party may have liability hereunder, (ii) participation in appearances before any court or tribunal, the subject matter of which includes an item for which such Party may have liability hereunder, and (iii) with respect to matters described in the preceding clauses (i) and (ii), participation in the determination of the content of the discovery responses, stipulations, motions, documentation, protests, memoranda of fact and law and briefs, and in the content and conduct of oral arguments and presentations.

          (iii)  Audit Adjustments.
                 -----------------

                 (A) Seller's Audit Adjustments.  In the event that (1) a final
                     --------------------------
          determination is made by a Tax Authority which results in an adjustment to the Tax items reported on a Tax Return filed with respect to a Tax Period or portion thereof for which the Seller is liable for Taxes hereunder (including that portion of a Straddle Period for which the Seller is liable for Taxes hereunder), and (2) that adjustment creates a corresponding adjustment (or adjustments) that either reduces the taxable income or increases the amount of any Tax credit reported on a Tax Return filed with respect to a Tax Period or portion thereof for which the Purchaser is liable for Taxes hereunder (including that portion of a Straddle Period for which the Purchaser is liable for Taxes hereunder) (an "Adjusted Post-Closing
                                                        ---------------------
          Period Tax Return"), then the Purchaser shall pay to the Seller an
          -----------------
          amount equal to the sum of (X) the product of the amount of the reduction to taxable income made as a result of such corresponding adjustment(s) for the Tax Period of such adjustment(s) multiplied by the highest marginal tax rate in effect for that Tax Period, and (Y) the increase in the amount of any Tax credit made as a result of such corresponding adjustment(s) for that Tax Period. With respect to any Tax Period for which the Adjusted Post-Closing Tax

          Return has an original due date after the date on which the Purchaser receives from the Seller written notice of the final determination referred to in this (S) 10(f)(iii)(A), the payment by the Purchaser for such Tax Period shall be made no later than 30 days after the original due date of the Adjusted Post-Closing Tax Return for that Tax Period. With respect to all other Tax Periods, the payment by the Purchaser shall be made no later than 30 days after the date on which the Purchaser receives from the Seller written notice of the final determination referred to in this (S) 10(f)(iii)(A).

               (B) Purchaser's Audit Adjustments.  In the event that (1) a final
                   -----------------------------
          determination is made by a Tax Authority which results in an adjustment to the Tax items reported on a Tax Return filed with respect to a Tax Period for which the Purchaser is liable for Taxes hereunder (including that portion of a Straddle Period for which the Purchaser is liable for Taxes hereunder), and (2) that adjustment creates a corresponding adjustment (or adjustments) that either reduces the taxable income or increases the amount of any Tax credit reported on a Tax Return filed with respect to a Tax Period for which the Seller is liable for Taxes hereunder (including that portion of a Straddle Period for which the Seller is liable for Taxes hereunder) (an "Adjusted Pre-Closing Period Tax Return"), then the Seller shall
               --------------------------------------
          pay to the Purchaser an amount equal to the sum of (X) the product of the amount of the reduction to taxable income made as a result of such corresponding adjustment(s) for the Tax Period of such adjustment(s) multiplied by the highest marginal tax rate in effect for that Tax Period, and (Y) the increase in the amount of any Tax credit made as a result of such corresponding adjustment(s) for that Tax Period. The payment by the Seller shall be made no later than 30 days after the date on which the Seller receives from the Purchaser written notice of the final determination referred to in this (S) 10(f)(iii)(B).

          (iv)   Expenses.  Except as may be otherwise provided in this
                 --------
     Agreement, the Purchaser and the Seller shall each bear their own expenses in connection with audit and other administrative and judicial proceedings under this (S) 10.

          (v)    Assistance and Cooperation.  The Seller, on the one hand, and
                 --------------------------
     the Purchaser, the Company and its Consolidated Affiliates, on the other hand, shall cooperate (and cause their Affiliates to cooperate) with each other and each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Company and its Affiliates, including (A) preparation and filing of Tax Returns, (B) determining the liability and amount of any Taxes due or the right to and amount of any refund of Taxes, (C) examinations of Tax Returns, and (D) any administrative or judicial proceedings in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making all information and documents in its possession available to the other Party. The Parties shall retain all Tax Returns, schedules and workpapers, and all material records and other documents relating thereto, until the expiration of the applicable statute of limitations (including, to the extent notified by any Party, any extension thereof) of the Tax Period to which such Tax Returns and other documents and information relate. Each of the Parties shall also make available to the other Party, as reasonably requested and available, personnel

     (including employees and agents) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes. Any information or documents provided under this (S) 10(f)(v) shall be kept confidential by the Party receiving such information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with administrative or judicial proceedings relating to Taxes.

     11.  Seller's Waiver and Release.  THE SELLER AND ITS SUBSIDIARIES AND
          ---------------------------
AFFILIATES HEREBY WAIVE, RELEASE AND COVENANT NOT TO SUE THE COMPANY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES FOR ANY DAMAGES OF ANY KIND AND CHARACTER ARISING FROM THE COMPANY OR ANY OF ITS SUBSIDIARIES HAVING SUPPLIED AND/OR INSTALLED PRODUCT TO AND/OR FOR THE SELLER OR ANY OF ITS SUBSIDIARIES OR AFFILIATES ON OR PRIOR TO THE CLOSING DATE.

     12.  Miscellaneous.
          -------------

     (a)  No Third-Party Beneficiaries.  This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (b)  Entire Agreement.  This Agreement (including the documents referred to
          ----------------
herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (c)  Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Purchaser and the Seller; provided, however, that the Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (d)  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (e)  Headings.  The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f)  Notices.  All notices, requests, demands, claims, and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent if such notice is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

          (i)  if to the Seller, to:


               Waste Management Holdings, Inc.
               1001 Fannin Street
               Suite 4000
               Houston, Texas 77002
               Attention: General Counsel
               Facsimile: (713) 209-9710

          (ii) if to the Purchaser, to:
               Gundle/SLT Environmental, Inc.
               19103 Gundle Road
               Houston, Texas 77073
               Attention: Vice President & Corporate Counsel
               Facsimile: (281) 230-2504

               with a required copy to:

               Porter & Hedges, L.L.P.
               700 Louisiana Street, 35/th/ Floor
               Houston, Texas 77005
               Attention: T. William Porter
               Facsimile: (713) 226-0235

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (g)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     (h)  Dispute Resolution.  Whenever one Party believes that the other Party
          ------------------
has violated its obligations related to or arising out of this Agreement or any of the transactions contemplated herein, such Party shall provide written notice to the other Party setting forth in detail the nature of the dispute, controversy or claim ("Dispute"). Each Party agrees to attempt to resolve any
                       -------
Dispute, as follows:

          (i) first, by submitting such Dispute to the Senior Vice President and General Counsel (or such other officer designee) for WMI, and the Executive Vice President and Chief Financial Officer for GSE;

          (ii) if such Dispute can not be resolved by such individuals within thirty (30) calendar days of receipt of written notice of the Dispute, by submitting such Dispute to the Senior Vice President and General Counsel (or such other officer designee) for WMI, and the President and Chief Executive Officer for GSE for the following fifteen (15) calendar days;

prior to which neither Party shall have the right to institute any action, lawsuit or proceeding in any court with respect to the merits of such Dispute.

     Each of the parties hereto consents to submit itself to the personal jurisdiction of any state court in Harris County, Texas in the event of any Dispute not resolved by the Parties' management as described above, agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees that it will not bring any action relating to any Dispute in any court other than state court in Harris County, Texas.

     (i)  Amendments and Waivers.  No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j)  Severability.  Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k)  Expenses.  Each of the Parties, the Company and its Consolidated
          --------
Affiliates will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that none of the Company and its Consolidated Affiliates has borne or will bear any of the Seller's costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

      (l) Construction.  The Parties have participated jointly in the
          ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (m)  Incorporation of Exhibits, Annexes, and Schedules.  The Exhibits,
          -------------------------------------------------
Annexes, Schedules and Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                    GUNDLE/SLT ENVIRONMENTAL, INC.



                                    By:  /s/ Samir T. Badawi
                                        ----------------------------------------
                                    Name:  Samir T. Badawi
                                    Title: President and Chief Executive Officer


                                    WASTE MANAGEMENT HOLDINGS, INC.


                                    By:  /s/ Bruce E. Snyder
                                        ----------------------------------------
                                    Name:  Bruce E. Snyder
                                    Title: Vice President, CFO & Controller




                                    With respect only to (S) 8(d)(viii) of this
                                    Agreement:

                                    WASTE MANAGEMENT, INC.


                                    By:  /s/ William L. Trubeck
                                        ----------------------------------------
                                    Name:  William L. Trubeck
                                    Title: Executive Vice President & CFO